Exhibit 99.1

Jameson Inns, Inc.                                         PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 901-9020 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

October 29, 2002

Contact: Craig R. Kitchin President and Chief Financial Officer (770) 901-9020 ckitchin@jamesoninns.com

Jameson Inns Announces Third Quarter Common Dividend

Atlanta, GA, October 29/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS), today announced that its Board of Directors has declared the Company’s regular quarterly cash dividend of $.05 per share on its common stock for the third quarter ended September 30, 2002. The dividend is payable on November 20, 2002 to shareholders of record as of November 4, 2002.

Jameson Inns, Inc. is a real estate investment trust (REIT) that develops and owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.